UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2017

ZAP

(Exact name of registrant as specified in its charter)

California	03-03000	94-3210624
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

501 Fourth Street, Santa Rosa, CA, 95401
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (707 525-8658

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8-         Other Events

Item 8.01          Other Events

On April 3, 2017, the Board of Directors of the Company approved the initiation of  due diligence with respect to the possible merger of  the Company with Jonway Group’s motorcycle business with the intention of developing  its “light electric vehicle” business. It is expected that the assessment of the merger and the related due diligence would be completed in the second quarter of 2017 and with a decision on the overall structure of the merger to be made by the end of the second quarter of 2017.

Pending the complete of the foregoing, the conversion by China Electric Vehicle  Corporation (“CEVC”) of the Company’s Amended and Restated Promissory Note (“Note”) referred to  the Company’s report on Form 8-K filed on December 29, 2016 has not been completed and the  shares of the Company’s subsidiary, Zhejiang Jonway Automobile Co., Ltd. (“Jonway Auto”), have not been issued to CEVC. Upon completion of the proforma financial statements reflecting the potential merger, CEVC may elect to accept the shares of Jonway Auto or accept the shares of the Company in satisfaction of the Company’s Note.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Dated: April 6, 2017	By: /s/ Alex Wang
Chief Executive Officer